REVISED  7/95
                                                                   EXHIBIT 4.2

     MAIL  TO:  SECRETARY  OF  STATE               FOR OFFICE USE ONLY     002
     CORPORATIONS  SECTION
     1560  BROADWAY,  SUITE  200
     DENVER,  CO  80202
     (303)  894-2251


MUST  BE  TYPED          FAX    (303)  894-2242
FILING  FEE:  $25.00
MUST  SUBMIT  TWO  COPIES
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     ARTICLES  OF  AMENDMENT
PLEASE  INCLUDE  A  TYPED          TO  THE
SELF-ADDRESSED  ENVELOPE          ARTICLES  OF  INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The  name  of  the  corporation  is    ELDORADO ARTESIAN SPRINGS, INC.
                                             ---------------------------------

SECOND:  The  following amendment to the Articles of Incorporation was adopted
on    March 23, 1998      , as prescribed by the Colorado Business Corporation
    ----------------
Act,  in  the  manner  marked  with  an  X  below:

      No shares have been issued or Directors Elected - Action by Incorporators
No shares have been issued but Directors Elected - Action by Directors Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

    x           Such amendment was adopted by a vote of the shareholders.  The
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number  of  shares  voted  for  the  amendment  was  sufficient  for approval.

     ARTICLE XIV is hereby added to the Articles of Incorporation, as follows:

     ARTICLE  XIV
     Stock  Split

Each twelve shares of the Corporation's Common Stock issued at the time these Articles of Amendment to Articles of Incorporation are filed and accepted by the Colorado Secretary of State shall be and hereby are automatically changed and reclassified without further action into one share of the Corporation's Common Stock, provided that no fractional shares shall be issued to any shareholder pursuant to such change and reclassification. The Corporation shall issue to each shareholder who would otherwise be entitled to a fractional share as a result of such change and reclassification a whole share in lieu of a fractional share.


THIRD:  If changing corporate name, the new name of the corporation is     Not
                                                                           ---
applicable
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FOURTH:    The  manner,  if  not  set  forth  in  such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     Set  forth  in  the  amendment.

If these amendments are to have a delayed effective date, please list that date:
(Not  to  exceed  ninety  (90)  days  from  the  date  of  filing)

     ELDORADO  ARTESIAN  SPRINGS,  INC.
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Signature
Title            President
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